Exhibit 25.1

_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

George J. Rayzis

U.S. Bank National Association

50 South 16th Street, Suite 2000

Philadelphia, PA 19102

(215) 761-9317

(Name, address and telephone number of agent for service)

      Triumph Group, Inc.

                                                       (Issuer with respect to the Securities)

Delaware	51-0347963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

899 Cassatt Road, Suite 210 Berwyn, Pennsylvania	19312
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

TABLE OF CO-REGISTRANTS

The following direct and indirect subsidiaries of registrant may guarantee the debt securities and are co-registrants under this registration statement.

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Nu-Tech Brands, Inc.	Delaware	23-2990482
Triumph Brands, Inc.	Delaware	23-2974847
Triumph Group Acquisition Corp.	Delaware	23-2974848
Triumph Integrated Aircraft Interiors, Inc.	Delaware	20-8646648
Triumph Insulation Systems, LLC	Nevada	88-0351614
Triumph Accessory Services—Grand Prairie, Inc.	Delaware	20-8227096
Triumph Actuation Systems—Valencia, Inc.	Delaware	23-3087691
Triumph Actuation Systems, LLC	Delaware	51-0347968
Triumph Actuation Systems—Connecticut, LLC	Delaware	23-2985939
HT Parts, L.L.C.	Delaware	02-0593102
Triumph Structures—Kansas City, Inc.	Missouri	43-0996699
Triumph Aerospace Systems Group, LLC	Delaware	20-0701219
Triumph Aftermarket Services Group, LLC	Delaware	20-0701287
Triumph Airborne Structures, LLC	Arkansas	71-0781909
Triumph Aviations Inc.	Pennsylvania	23-3101288
Triumph Composite Systems, Inc.	Delaware	55-0803321
Triumph Controls, LLC	Delaware	23-2831481
Triumph Engineered Solutions, Inc.	Delaware	13-3869941
Triumph Engineering Services, Inc.	Delaware	23-3086299
Triumph Gear Systems, Inc.	Delaware	54-1840009
Triumph Gear Systems—Macomb, Inc.	Michigan	38-2180514
Triumph Group Acquisition Holdings, Inc.	Delaware	23-3075463
Triumph Thermal Systems, LLC	Delaware	05-0567797
Triumph Turbine Services, Inc.	Delaware	23-3072034
Triumph Structures—Wichita, Inc.	Delaware	20-4449110
Triumph Fabrications—Orangeburg, Inc. (f/k/a Triumph Fabrications—St. Louis, Inc.)	Illinois	37-1291831
VAC Industries, Inc.	Delaware	52-1784782
Triumph Aerostructures, LLC	Delaware	27-2570489
Triumph Aerostructures Holdings, LLC	Delaware	27-2891121
Triumph Engine Control Holdings, Inc.	Delaware	46-2717921
Triumph Engine Control Systems, LLC	Delaware	46-1826747
Triumph Investment Holdings, Inc.	Nevada	26-3094119
Triumph Actuation Systems—Yakima, LLC	Delaware	46-5718307
Triumph Aerostructures—Tulsa, LLC	Delaware	36-4797012
Triumph Thermal Systems—Maryland, Inc.	Delaware	52-1887708
The Triumph Group Operations, Inc.	Delaware	51-0347964
Triumph Instruments—Burbank, Inc.	Delaware	20-8646590

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.A copy of the existing bylaws of the Trustee.**

5.A copy of each Indenture referred to in Item 4. Not applicable.

6.The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.Report of Condition of the Trustee as of September 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, State of Pennsylvania on the 17th of December, 2020.

By:/s/ George J. Rayzis________George J. Rayzis

Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2020-00621-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

2020-00621-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 17, 2020

By:/s/ George J. Rayzis_________George J. Rayzis

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2020

($000’s)

9/30/2020

Assets

Cash and Balances Due From $ 43,891,940

           Depository Institutions

Securities132,530,990

Federal Funds898

Loans & Lease Financing Receivables 307,196,612

Fixed Assets               7,598,340

Intangible Assets12,549,045

Other Assets   26,728,893

Total Assets    $530,496,718

Liabilities

Deposits$426,766,411

Fed Funds1,460,030

Treasury Demand Notes0

Trading Liabilities  859,917

Other Borrowed Money29,719,033

Acceptances0

Subordinated Notes and Debentures3,850,000

Other Liabilities14,732,819

Total Liabilities$477,388,210

Equity

      Common and Preferred Stock18,200

Surplus 14,266,915

Undivided Profits38,022,958

Minority Interest in Subsidiaries800,435

Total Equity Capital$53,108,508

Total Liabilities and Equity Capital$530,496,718

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